UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2012
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Six-percent Convertible Subordinated Debentures

As reported in TOR Minerals International, Inc.'s (the "Company") Forms 8-K filed with the Securities and Exchange Commission on May 6, 2009 and August 10, 2009, the Company's Board of Directors authorized the issuance of its six-percent (6%) convertible subordinated debentures with detachable warrants (the "Debentures") for the purpose of refinancing, in whole or in part, its debt to the bank and for general corporate purposes.  Under the current authorization, the Company received $1,500,000 from the sale of Debentures, due May 4, 2016, from nine accredited investors.

On May 3, 2012, the remaining five holders of the Debentures, four of whom are directors of the Company and one of whom is a greater than five percent shareholder, have converted Debentures in the aggregate amount of $1,450,000 held by them into 547,142 shares of common stock of the Company in accordance with the terms of the Debentures.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

See our discussion in Item 1.02 with respect to the conversion of the Debentures, which is incorporated herein by reference. The common stock issued upon conversion of the Debentures was issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, based on the private sale of the securities to "accredited investors" (as such term is defined under Regulation D).

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press Release issued May 4, 2012 Announcing Early Conversion of 6% Convertible Debentures
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 4, 2012	/s/ BARBARA RUSSELL
Barbara Russell Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued May 4, 2012 Announcing Early Conversion of 6% Convertible Debentures
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